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                                                                   EXHIBIT 10(W)

                           Memorandum of Understanding

This Memorandum of Understanding (MOU), is signed this 29th Day of January, 2002 in Beijing, P.R. China between the following Parties. China Asia-Pacific Mobile Telecommunications Satellite Company Limited, (SMPT), of Beijing, PR China, henceforth Party A - China National Petroleum Corporation, CNPC), Pipeline Welding Technology Centre of the Pipeline Bureau, of Beijing, PR China, henceforth Party B, and Power Technology Incorproated, (PWTC) of Las Vegas, USA, henceforth Party C.

OBJECTIVE

To formally establish a tripartite body to Investigate and Develop the Magnetic Pulse Pipe Joining Technology, (The Technology), currently the Patented property of Party C, to establish its application and introduction to the Chinese market. The Parties acknowledge that the prime driving force of their work relates to the Commercial, rather than the Academic viability of the Technology. It is further acknowledged by the Parties that time is of the essence to the achievement of this objective.

PRIMARY HEADINGS

1/   Define Scope and Responsibilities within the Group.
2/   To define the various Experiments and Testing Methods to be employed.
3/   To enter into a direct relationship with the Engineers of Party C.
4/   To conduct a Cost/Benefit Analysis.
5/ To prepare a Feasibility Study relative to the Introduction of the Technology to the PR China.
6/ To determine the viability of bringing the Technology to the Chinese market and to prepare a Business Plan.

AVAILABILITY OF INFORMATION & CONFIDENTIALITY

It Is acknowledge by the Parties that this Group can only reach a beneficial and realistic concludion if all information necessary, both Technical, Commercial, and Financial, is made fully and freely available. For the protection of every Party it is agreed that a strict and enforceable Confidentiality and Non-Disclosure Agreement be signed and that Agreement shall become an integral part of this MOU.

COSTS

Each party shall be responsible for its own costs other than where it may otherwise agreed from time- to-time under exceptinal circumstances.


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COMPOSITION OF WORKING GROUP

It is agreed that there will be a core 'Executive' Group, it membership being nominated by each of the Parties. Additionally, each Party shall provide the Group with additional members from time to time in accordance with the specialist knowledge required for the Group to achieve its Objective.

CO-ORDINATION

The parties agree that Party A shall be responsible for co-ordination of the Group and for the timely distribution of Information.

TIME

The Group shall be considered to exist from the time of signing this MOU by the Parties and it shall endure until such time as it is mutually agreed that it has achieved its stated objective.

Signed:                               Name                      2002.01.29

for and on behalf of Chia Asia-Pacific Mobile Telecommunications Satellite Company Limited

Signed:                               Name                      2002.01.29

for and on behalf of China National Petroleum Corporation, Pipeline Welding Technology Centre

Signed:                               Name                      2002.01.29

for and on behalf of Power Technology Incorporated


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